ДОГОВОР СУБАРЕНДЫ

SUB-LEASE AGREEMENT

г. Санкт-Петербург

Saint Petersburg

Общество с ограниченной ответственностью «Воздушные Ворота Северной Столицы», именуемое в дальнейшем «**Субарендодатель**», в лице коммерческого директора Ильина Евгения Федоровича, действующего на основании Доверенности № 160 от 20.11.2012, с одной стороны

Limited Liability Company Northern Capital Gateway, hereinafter referred to as the "**Sublessor**", represented by commercial director Evgeniy F. Ilyin, acting on the basis of the power of attorney # 160 of 20.11.2012

и

and

"Балтия Аир Лайнс Корпорэйшн", именуемое в дальнейшем **"Субарендатор"**, в лице Президента Дмитровского Игоря, действующего на основании Устава, с другой стороны,

Baltia Air Lines, Inc., hereinafter referred to as the **"Sublessee"**, represented by President/CEO of Igor Dmitrowsky, acting on the basis of the Charter, of the other part,

в дальнейшем совместно именуемые «**Стороны**», а по отдельности «**Сторона**», заключили настоящий договор (далее – «**Договор**») о нижеследующем

hereinafter jointly referred to as the "**Parties**" or separately as the "**Party**", have entered into this agreement (hereinafter referred to as the "**Agreement**") as follows:

1. ПРЕДМЕТ ДОГОВОРА

1. SUBJECT OF THE AGREEMENT

1.1 Субарендодатель обязуется предоставить Субарендатору за плату во временное пользование объект нежилого фонда – часть здания кадастровый номер 78:14:7717:63:228, а именно часть помещения 1Н (№ 551), выделенную на плане объекта недвижимости красной линией (Приложение 1), именуемую далее **«Объект»** и расположенную по адресу:

1.1 The Sublessor agrees to provide the the Sublessee for payment for temporary use with an object of non-residential property annex 1H (# 551), cadastral number 78:14:7717:63:228 – part of the building marked on the plan with a red line (Appendix 1), hereinafter referred to as the **"Object "** located at the address:

196210, г. Санкт-Петербург, ул. Стартовая, д.17, литер «Б», Аэровокзальный комплекс «Пулково-2», терминал «**Прилет**-Вылет», 2 этаж, офис № 2039

Office 2039, 1 floor, Departure-**Arrival** terminal, 17 Startovaya street (Letter B, Airport Complex Pulkovo-2), St. Petersburg, Russia, 196210

Общая площадь предоставляемой в Субаренду части здания составляет 13,6 (тринадцать целых шесть десятых) квадратных метров.

The total area of the part of the building offered for sublease amounts to 13.6 (thirteen point six) square meter.

1.2 Объект предназначен для размещения офиса авиакомпании.

1.2. The Object is designed for placement of representative office of the airlines.

1.3 Объект находится во владении Субарендодателя на основании договора аренды имущества, зарегистрированного в Управлении Федеральной регистрационной службы по Санкт-Петербургу и Ленинградской области 25.06.2010 за № 78-78-01/0277/2010-686.

Право аренды Объекта находится в залоге по договору ипотеки от 18.07.2011 года, заключенному между Арендодателем и ЮниКредитБанк АГ, зарегистрированному

1.3. The Object is owned by the Sublessor on the basis of the object lease agreement (object sublease agreement) which is registered with 25.06.2010 under reg. # 78-78-01/0277/2010-686. The Object leasehold is pledged under Mortgage Agreement of 18.07.2011 entered into between the Sublessor and UniCredit Bank AG and registered on 21.07.2011 with the Office of the Federal Service for State Registration, Cadastre and Cartography in St. Petersburg, Registration # 78-78-34/087/ 2011-

21.07.2011 года Управлением Федеральной службы государственной регистрации, кадастра и картографии по Санкт-Петербургу, № регистрации 78-78-34/087/2011-455.

455.

2. ПРАВА И ОБЯЗАННОСТИ СТОРОН

2.1. Субарендодатель обязан:

2.1.1. Передать Субарендатору Объект по акту сдачи-приемки (далее – «Акт»). Акт оформляется в письменной форме и подписывается Субарендодателем и Субарендатором, либо уполномоченными представителями Сторон. Акт прилагается к Договору (Приложение 2) и является его неотъемлемой частью.

2.1.2. Принимать меры по осуществлению капитального ремонта Объекта, связанные с общим капитальным ремонтом здания.

2.1.3. Не менее чем за 1 (один) месяц, письменно уведомить Субарендатора о необходимости освобождения Объекта в связи с осуществлением капитального ремонта Объекта (здания).

2.1.4. В месячный срок рассматривать обращения Субарендатора по вопросам изменения назначения Объекта, а также его ремонта и переоборудования.

2.2. Субарендатор обязан:

2.2.1. Принять Объект по Акту.

2.2.2. Использовать Объект в соответствии с его назначением (пункт 1.2 Договора).

2.2.3.Своевременно и полностью осуществлять платежи, установленные Договором.

2.2.4. В течение срока действия настоящего Договора за свой счет, своими силами и материалами производить текущий ремонт Объекта, предварительно получив письменное согласие Субарендодателя, в случае ухудшения состояния объекта со стороны субарендатора.

2.2.5. Обеспечить сохранность инженерных сетей, коммуникаций и оборудования на Объекте.

2. RIGHTS AND OBLIGATIONS OF THE PARTIES

2.1. The Sublessor agrees:

2.1.1.To submit the Object to the Sublessee on the basis of the Acceptance Certificate (hereinafter referred to as the "Certificate"). The Certificate shall be executed in writing and signed by the Sublessor and the Sublessee or by the authorised representatives of the Parties. The Certificate is attached to the Agreement (Appendix # 2) and is an integral part of the latter.

2.1.2.To carry out an overhaul of the Object in connection with the major overhaul of the building.

2.1.3.To inform the Sublessee in writing of the necessity to vacate the Object due to performance of an overhaul of the Object (building) not later than 1 (one) month prior to beginning of such an overhaul.

2.1.4.To consider applications of the Sublessee in respect of changes in the Object purpose as well as its repair and re-equipment within one month on receipt of such an application.

2.2. The Sublessee agrees:

2.2.1.To accept the Object in accordance with the Certificate.

2.2.2.To use the Object in accordance with its purpose (Item 1.2 of the Agreement).

2.2.3.To effect payments fixed in the Agreement timely and fully.

2.2.4. During the validity of the present Agreement carry out current repairs of the Object at his expense in case if the Sublesee cause deterioration of the conditions of the Object, using his resources and materials provided that a written consent was received from the Sublessor.

2.2.5. To ensure safety of the engineering networks, communications and equipment at the Object.

2.2.6. Не производить на Объекте без письменного разрешения Субарендодателя прокладок скрытых и открытых проводок и коммуникаций, перепланировок и переоборудования.

В случае обнаружения Субарендодателем самовольных перестроек, нарушения целостности стен, перегородок или перекрытий, переделок или прокладок сетей, искажающих первоначальный вид Объекта, таковые должны быть ликвидированы Субарендатором, а Объект приведено в прежний вид за его счет в срок, определяемый односторонним предписанием Субарендодателя.

2.2.6 Not to make concealed or open wiring and communications, perform re-planning and re-equipment at the Object without a written consent of the Sublessor.

Should the Sublessor find any unauthorised re-planning, violated integrity of walls, partitions or floorings, repairs or wiring distorting the initial conditions of the Object, these shall be removed by the Sublessee and the Object shall be restored to its initial conditions at the Sublessee's expense within the time period defined in a unilateral order of the Sublessor.

2.2.7.Не устанавливать на Объекте без письменного разрешения Субарендодателя какого-либо передающего (проводного и (или) беспроводного) телекоммуникационного оборудования. По вопросам заключения договоров на предоставление услуг связи на территории аэропорта «Пулково» обращаться к официальным операторам: ООО «ОБИТ» и ОАО «Мегафон».

В случае обнаружения Субарендодателем на Объекте несанкционированно размещенного телекоммуникационного оборудования оно должно быть ликвидировано Субарендатором, а Объект приведен в прежний вид за его счет в срок, определяемый односторонним предписанием Субарендодателя.

2.2.7 Not to install any telecommunication and transmission equipment (whether wired or wireless) in the Object without written consent of the Sublessor. To apply for the official operators JSC "Obit" and "Megafon" in respect of the conclusion of agreements for rendering communication services in Pulkovo Airport territory.

Should the Sublessor find unapproved placement of telecommunication equipment afore, it shall be removed by the Sublessee and the Object shall be restored to its initial conditions at his expense and within the time period defined at the sole discretion of the Sublessor.

2.2.8. Соблюдать правила и нормы пожарной безопасности, в том числе, но не исключительно, «Правила пожарной безопасности в РФ (ППБ 01-03)», утвержденные Приказом МЧС России от 25.04.2012 г. № 390 (зарегистрированные в Минюсте России от 27.06.2003 г. № 4838)» .

Своевременно выполнять на Объекте предписания, постановления и иные законные требования должностных лиц пожарной службы.

По истечении 15 календарных дней с момента заключения настоящего Дополнительного соглашения разработать и в течение срока действия настоящего Договора осуществлять меры по обеспечению пожарной безопасности на Объекте.

Содержать в исправном состоянии системы и средства противопожарной защиты, включая первичные средства тушения пожаров, не допускать их использования не по назначению.

Соблюдать на Объекте требования санитарно-

2.2.8. To follow Rules and Norms of fire safety including «Rules of fire safety in Russian Federation (Rules of fire safety 01-03) according to the order #390 from 25/04/2012 of Ministry of the Russian Federation for Civil Defense, Emergency Management and Natural Disasters Response.

To follow the rules, resolutions and other legal requirements of fire service's officials.

To develop and to take measures on ensuring of fire security on Premise within 15 calendar days from the moment of signing of this Additional Agreement.

To keep systems and means of fire protection including basic means of fire control in operational condition, to use them properly.

To follow the requirements of sanitary and epidemiological and fireproof inspections. To implement and carry out requirements of Norms, rules and procedures on aviation safety, established in the Airport - Airport

эпидемиологических и противопожарных служб, знать и выполнять требования норм, правил и процедур по авиационной безопасности, установленных в аэропорте (Субарендодателем или иным уполномоченным лицом), а также в отношении видов деятельности Субарендатора и арендуемого им Объекта, выполнять порядок действий при возникновении угрозы совершения актов незаконного вмешательства в деятельность гражданской авиации. Самостоятельно нести ответственность за нарушение перечисленных в настоящем пункте норм и правил.

complex, (by Sublessor or other representatives), to carry out the order of actions at threat occurrence of act of illegal intervention fulfillment in activity of civil aviation, concerning kinds of activity of the Sublesse and the Object rented by it. Independently be responsible for violations marked in present item of norms and rules.

2.2.9. Выполнять в установленный срок предписания Субарендодателя, противопожарных служб и иных контролирующих органов о принятии мер по ликвидации ситуаций, возникших в результате деятельности Субарендатора, ставящих под угрозу сохранность Объекта (здания), экологическую и санитарную обстановку вне Объекта (здания).

2.2.9. To follow the requirements of the Sublessor, fireproof and other inspections within the established deadline on taking measures on liquidation situations appeared as a result of acts of Sublessee, that put in jeopardy the preservation of the Object (building), ecological and sanitary condition out of the Object (building).

2.2.10. Освободить Объект в случае возникновения аварийного состояния конструкций здания (или его части), постановкой здания на капитальный ремонт или его ликвидацией по градостроительным соображениям в сроки, определенные предписанием Субарендодателя.

2.2.10. To vacate the Object due to emergency condition of the building (or its part), a planned overhaul or the building or its liquidation for town –planning purposes within time, defined by the Sublessor's warrant.

2.2.11. Содержать Объект в надлежащем санитарном и противопожарном состоянии, не курить и не допускать курения на Субарендуемом Объекте, за исключением специально отведенных для курения мест.

2.2.11. To maintain the Object in the adequate sanitary and fireproof state, not smoking and not to allow smoking in the Object, with the exception of specially designated places.

2.2.12. Немедленно извещать Субарендодателя о всяком повреждении, аварии или ином событии, нанесшем (или грозящем нанести) Объекту (зданию) ущерб и незамедлительно принимать все возможные меры по предотвращению угрозы, против дальнейшего разрушения или повреждения Объекта (здания).

2.2.12. To inform immediately the Sublessor of any damage, emergency or other event that caused (may cause) damage to the Object ad to take immediately all necessary measures in time to avoid detriment, further destruction or damage of the Object.

2.2.13. Заключить в течение 10 (десяти) календарных дней с момента подписания настоящего Договора соглашение о компенсации затрат по электрической энергии. Своевременно производить оплату по данному

2.2.13. To conclude the agreement for the recovery expenses of electricity supply within 10 (ten) days from the moment of signing of the Agreement. To conduct payment for the said service timely and full.

соглашению.

2.2.14. Не заключать договоры, не совершать действия и не вступать в сделки, следствием которых является или может являться какое-либо обременение предоставленных Субарендатору по Договору имущественных прав, в частности, переход их к иному лицу (договоры залога, субсубаренды, внесение права на Субаренду Объекта или его части в уставный капитал предприятия и др.).	2.2.14. Not to conclude agreements, not to act or effect transactions that may lead to burdening of the property rights granted to the Sublesse under the present agreement, including transfer of the rights to the third party (mortgage agreements, sublease agreements, contribution, of the right to sublease the Object or its part into the authorised capital stock of a company, etc.).
2.2.15. Не заключать договоры, не совершать действия и не вступать в сделки, следствием которых будет являться размещение рекламно-информационных материалов (световые короба, рекламные плакаты, листовки, брошюры, оборудование с нанесенной рекламой и т.п.) третьих лиц на Объекте или на наружной части Объекта без письменного согласования с Субарендодателем.	2.2.15. Not to enter into any agreements or transactions not to take any actions which would result in promotional and informational materials (light boxes, billboards, flyers, brochures, promotional equipment, etc.) of third parties placed inside or outside of the Object without written consent of the Sublessor.
2.2.16. В любое время обеспечивать представителям Субарендодателя беспрепятственный доступ на Объект для его осмотра и проверки соблюдения условий Договора.	2.2.16. To ensure the unimpeded access in any time to the Object for representative of the Sublessor to inspect it and check the fulfilment of the terms of the Agreement.
2.2.17. Получать расчетные документы, а также уведомления, проекты дополнительных соглашений и иных документов, подготавливаемых Субарендодателем в рамках настоящего Договора, в соответствующих подразделениях Субарендодателя.	2.2.17. To receive payment documents as well as notifications, drafts of additional agreements and other documents prepared by the Sublessor within the present Agreement in the Sublessor's appropriate department.
2.2.18. Рассматривать дополнительные соглашения и иные проекты двухсторонних документов, подготовленных Субарендодателем, в течение 20 (двадцати) календарных дней с момента получения.	2.2.18. To review the additional agreements and other drafts of bilateral documents, prepared by the Sublessor within 20 (twenty) days of receiving them.
В течение данного срока Субарендатор должен либо направить указанный выше документ (документы) подписанным со своей стороны либо представить письменные возражения (протокол разногласий).	The Sublessee shall, within this time period, either send an appropriate signed document (documents) or submit written objections (letter of disagreement).
2.2.19. В случае изменения реквизитов Субарендатора:	2.2.19. In the event of any of the following changes to the Sublessee's details:

(а) исполнительного органа Субарендатора / лица, действующего от имени Субарендатора без доверенности, лица, подписывающего Договор на основании доверенности, выдача новой доверенности, используемой в рамках настоящего Договора, банковских реквизитов и (или) иных реквизитов, необходимых для реализации настоящего Договора);	(a) any change of the executive office of Sublesse/a person acting on behalf of the Sublesse without power of attorney, a person authorised to sign the Agreement on the basis of the power of attorney, issue of a new power of attorney , used for the purposes of the present agreement, bank details and/or other data required for the implementation of the present Agreement;
(б) принятия решения о реорганизации (ликвидации) Субарендатора –	(b) a decision to reorganise / liquidate the Sublessee –
в течение 10 (Десяти) рабочих дней с даты осуществления таких изменений (принятия соответствующего решения) – письменно уведомить Субарендодателя о таких изменениях (решении о реорганизации, ликвидации) и представить подтверждающие документы.	To notify the Sublessor in writing within 10 (ten) days of making such changes (or a respective decision), of such changes (or a decision to reorganise / liquidate the Lessee) in writing and submit documentary evidence.
2.2.20. Письменно сообщить Субарендодателю не позднее, чем за 2 (два) месяца о предстоящем освобождении Объекта как в связи с окончанием срока действия Договора, так и при его досрочном прекращении.	2.2.20. To inform the Sublessor of vacation of the Object in writing not later than 2 (two) months prior to the planned vacation of the Object both in case of the expiry of the Agreement and in case of its early termination.
2.2.21. В дату истечения срока действия настоящего Договора, досрочного его расторжения (в том числе одностороннего отказа одной из сторон от договора) освободить занимаемый Объект и сдать его Субарендодателю по акту сдачи-приемки в исправном состоянии с учетом естественного износа со всеми разрешенными Субарендодателем переделками, перестройками и неотделимыми улучшениями.	2.2.21.Upon the expiry of the present Agreement or its early termination (including the unilateral refusal to execute the agreement of one of the parties) to vacate the Object and return it to the Sublessor against the Acceptance Certificate in good order with due account for natural wear and tear including all authorised re-planning, repairs and inseparable improvements.
Указанное требование не применяется в случае возобновления Договора на новый срок в соответствии с п. 6.4 Договора.	Not to apply the requirement mentioned above in case of renewal of the contract in new term according with 6.4 item of the Agreement.
2.3. Субарендодатель вправе размещать на Объекте, указанном в п. 1.1. настоящего Договора, рекламно-информационные материалы без согласования с Субарендатором.	2.3. The Sublessor has right to place in the Object, pointed out in the 1.1. item of the present Agreement, promotional and informational materials without the Sublesse consent.
2.4. Стороны определили, что Субарендодатель вправе разрабатывать правила и нормы, касающиеся работы аэропорта в целом, которые могут возлагать на	2.4 The Parties agree that the Sublessor may work out rules and regulations regarding the operations of Pulkovo Airport as a whole, which could result in additional obligations

Субарендатора дополнительные обязанности и (или) ограничения, связанные с функционированием аэропортового комплекса.	and/or restrictions for the Sublessee, related to the functioning of the airport facilities.
Указанные выше правила и нормы могут быть направлены только на упорядочение и совершенствование процедур и стандартов обслуживания пассажиров и посетителей Аэропорта и не могут касаться предмета настоящего Договора, Субарендной платы и других денежных обязательств, которые могут возникнуть между Сторонами.	Afore-mentioned rules and regulations may only be intended to systemise and improve the passenger and visitor service procedures and standards of the Airport and may not affect the scope of this Agreement, the Subrental or other financial obligations that might arise between the Parties.
Субарендатор обязан соблюдать условия принятых у Субарендодателя Стандартов осуществления коммерческой деятельности в аэропорту «Пулково». С условиями Стандартов Субарендатор обязан ознакомиться на сайте аэропорта www.pulkovo-airport.com.	The Sublessee shall comply with the Sublessor's standards of commercial activities at Pulkovo Airport. The Sublessee shall read the standards on the Airport web-site www.pulkovoairport.ru.
3. СУБАРЕНДНАЯ ПЛАТА И РАСЧЕТЫ ПО ДОГОВОРУ	**3.SUBRENTAL AND SETTLEMENTS UNDER THE AGREEMENT**
3.1. Субарендная плата за пользование Объектом площадью 13,6 кв. м устанавливается в размере 31 286,12 (тридцать одна тысяча двести восемьдесят шесть целых двенадцать сотых) руб. за месяц, исходя из расчета:	3.1.The subrent rate for the Object amounts 31 286,12 (thirty one thousand two hundred eighty six point twelve) rubles per month per 13,6 sq.m under the account :
2 300,45 (две тысячи триста целых сорок пять сотых) руб. за 1 кв. м в месяц.	2 300,45 (two thousand three hundred point forty five) rubles per 1 (one) sq.m per month.
Услуга не подлежит налогообложению в соответствии с п.1 ст. 149 Налогового Кодекса.	According to the p.1. Article 149 of the Tax Code the service is not subjected to tax.
Субарендная плата за неполный месяц рассчитывается за дни фактического пользования Объектом, исходя из размера субарендной платы и количества дней в соответствующем месяце.	Subrental for incomplete month to be calculated for the days of actual use of Object based on amount of monthly Subrental and number of days in corresponding month.
3.2. Субарендатор перечисляет субарендную плату, указанную в пункте 3.1 настоящего Договора до 15 (пятнадцатого) числа месяца, за который осуществляется оплата.	3.2. The Sublesse transfers the subrent, defined in p.3.1. of the present Agreement before the15th (fifteen) day of the month that payment arrange.
Субарендная плата уплачивается в рублях путем перечисления денежных средств на расчетный счет Субарендодателя, указанный в пункте 9.1 настоящего Договора.	The subrental shall be paid in rubles by force of cash assets transferring to the settlement account of the Sublessor, indicated in p.9.1. of the present Agreement.
Банковские реквизиты, на которые Субарендатор должен перечислять субарендную плату, будут прописаны в счете.	Bank details that the Sublessee should use to transfer the subrental fee will be shown in the account.
Датой оплаты считается дата зачисления	The payment date is the date when the funds

денежных средств на расчетный счет Субарендодателя.

are credited to the current account of the Sublessor.

3.3. Субарендодатель вправе изменить размер субарендной платы, указанный в п.3.1 в бесспорном и одностороннем порядке путем письменного уведомления Субарендатора. Перечисление субарендной платы в новом размере производится, в установленные п.3.2 сроки, либо в течение 25 (Двадцати пяти) банковских дней с момента получения Субарендатором уведомления об изменении размера платы.

Размер субарендной платы может быть пересмотрен Субарендодателем, но не чаще одного раза в год.

3.3 The Sublessor has the right to change the amount of the subrent rate, determined in p.3.1 in disputable and unilateral order by the writing notification of the Sublesse. The transferring of the subrent rate in new amount arrange within established in p.3.2 time or during 25 (twenty five) bank days on notification about changing the amount of payment received.

The amount of the subrent rate may be reconsidered by the Sublessor, but not more than once a year.

3.4. Не реже 1 (одного) раза в год по представлению одной из Сторон производится сверка расчетов.

3.4 The collation of invoices is carried out no less than once a year by initiative of one of the Parties.

4. ОБСТОЯТЕЛЬСТВА НЕПРЕОДОЛИМОЙ СИЛЫ

4. FORCE MAJEURE

4.1. Ни одна из Сторон не несет ответственности перед другой Стороной за невыполнение обязательств по настоящему Договору, обусловленное обстоятельствами, возникшими помимо воли и желания сторон и которые нельзя предвидеть или избежать, включая объявленную или фактическую войну, гражданские волнения, эпидемии, блокаду, эмбарго, землетрясения, наводнения, пожары и другие стихийные бедствия.

4.1. Neither of the Parties shall be liable to the other Party for non-fulfilment of obligations under the present Agreement due to the circumstances beyond the Parties' control and wish, that cannot be foreseen or avoided, including declared or actual war, civil disturbances, epidemics, blockade, embargo, earthquakes, floods, fires and other natural disasters.

4.2. Сторона, которая не исполняет своего обязательства при обстоятельствах непреодолимой силы, должна дать в течение 3 (трех) дней письменное извещение другой Стороне о препятствии и его влиянии на исполнение обязательств по Договору с обязательным предоставлением письменных документов уполномоченных органов.

4.2. The Party that does not fulfil its obligations in case of force majeure circumstances shall inform the other Party of the impediment and its impact on fulfilment of obligations under the Agreement within 3 (three) days in writing, and it shall compulsorily submit written documents of authorised bodies.

4.3. Если обстоятельства непреодолимой силы действуют на протяжении 3 (трех) последовательных месяцев и не обнаруживают признаков прекращения, настоящий Договор Субаренды может быть расторгнут Субарендатором и Субарендодателем путем направления письменного уведомления другой

4.3. If the force majeure circumstances last for 3 (three) consecutive months and give no sign of cessation, the present Sublease Agreement may be terminated by the Sublessor or the Sublessee by sending a written notice to other Party.

Стороне.

5. ОТВЕТСТВЕННОСТЬ СТОРОН

5.1.Стороны несут имущественную ответственность за неисполнение или ненадлежащее исполнение условий Договора в соответствии с действующим законодательством Российской Федерации.

5.2.Субарендодатель, в случае нарушения им пункта 2.1.1 Договора без уважительных причин, уплачивает Субарендатору пени в размере 0,1 процента от месячной суммы Субарендной платы за пользование Объектом, указанной в пункте 3.1 настоящего Договора, за каждый день просрочки.

5.3.В случае нарушения Субарендатором положений пункта 3.2 Договора последний выплачивает Субарендодателю пеню в размере 0,1 процента от суммы просроченной субарендной платы за каждый день просрочки платежа.

5.4. В случае нарушения Субарендатором положений пункта 2.2.19 Договора последний, независимо от вины, выплачивает Субарендодателю штраф в размере 50 000 (пятидесяти тысяч) рублей за каждое нарушение.

5.5. В случае неисполнения обязательств по освобождению Объекта (пункт 2.2.21 настоящего Договора), Субарендатор обязан внести Субарендную плату, за все время просрочки, а также уплатить Субарендодателю независимо от вины пени в размере 0,1 процента от месячной суммы Субарендной платы за пользование всем Объектом.

5.6. Если состояние возвращаемого Объекта по окончании Договора не соответствует описанному в пункте 2.2.21 настоящего Договора, то Субарендатор возмещает Субарендодателю причиненные убытки в соответствии с действующим законодательством Российской Федерации.

5.7. Уплата пеней не освобождает Стороны от выполнения обязательств по настоящему Договору.

5.8. Несвоевременное выполнение или нарушение Субарендатором требований пункта 2.2.8. Договора, влечет ответственность Субарендатора в виде штрафа в размере 40 000 (сорок тысяч) рублей за каждый выявленный случай».

5. RESPONSIBILITIES OF THE PARTIES

5.1. The Parties shall be liable for non-fulfilment or improper fulfilment of the terms of the Agreement in accordance with the current legislation of the Russian Federation.

5.2. Should the Sublessor breach the terms of Item 2.1.1 of the Agreement without a reasonable excuse, he should pay to the Sublesse a penalty in the amount of 0.1% of the monthly amount of the Subrental for the use of Object specified in Item 3.1. of the present Agreement for each day of delay.

5.3.Should the Sublessee violate provisions of Item 3.2 of the Agreement, regardless of fault, it shall pay a penalty in the amount of 0.1% of the delayed amount to the Sublessor for each day of delay.

5.4. Should the Lessee violate the provisions of Item 2.2.19 hereof, the latter shall, whether at fault or not, pay a penalty of 50,000 (five thousand) roubles to the Sublessor for each such a violation.

5.5. Should the Sublessee fail to fulfil its obligations to vacate the Object (Item 2.2.21 of the present Agreement), he should pay the Subrental for the period of delay as well as a penalty in the amount of 0.1% of the monthly Subrental for the use of the Object to the Sublessor regardless of fault.

5.6. If upon expiry of the Agreement the conditions of the returned Object do not comply with requirements set forth in Item 2.2.21 of the present Agreement, the Sublessee shall reimburse the Sublessor for the caused damage in accordance with the current legislation of the Russian Federation.

5.7. Payment of penalties does not release the Parties from their obligations under the present Agreement.

5.8. Should the Sublesse not compliance in time or violate the provisions of p. 2.2.8. hereof the latter shall pay penalty of 40,000 (four thousand) roubles to the Sublessor for each such a violation».

6.СРОК ДЕЙСТВИЯ, УСЛОВИЯ РАСТОРЖЕНИЯ И ПРОДЛЕНИЯ ДОГОВОРА

6.1. Настоящий Договор вступает в силу с момента его подписания Сторонами и действует в течение 11 (одиннадцати) месяцев.

Стороны установили, что условия Договора применяются к их отношениям, возникшим с «01» марта 2013.

6.2. Окончание срока действия настоящего Договора, досрочное его расторжение не освобождает Стороны от исполнения обязательств, в том числе денежных (уплата Субарендной платы, коммунальных платежей, пеней).

6.3.Субарендатор не имеет преимущественного права на заключение договора Субаренды на новый срок.

6.4. Если Субарендатор по истечении срока договора, указанного в пункте 6.1 Договора, продолжает использовать Объект при отсутствии возражений со стороны Субарендодателя, настоящий Договор считается возобновленным на тех же условиях на неопределенный срок.

6.5. Субарендодатель вправе в одностороннем порядке отказаться от исполнения настоящего Договора в следующих случаях:

6.5.1. При использовании Объекта в целом или его части или мест общего пользования не в соответствии с настоящим Договором;

6.5.2. Если Субарендатор или его посетители умышленно существенно ухудшают состояние Объекта или мест общего пользования;

6.5.3. В случае нарушения (один и более раз подряд) Субарендатором сроков уплаты Субарендной платы;

6.5.4. В случае систематического (два и более раза) нарушения или уклонения от исполнения Субарендатором положений пунктов 2.2.6-2.2.9, 2.2.13, 2.2.16, 2.2.18, 2.2.19.

6.DURATION, TERMS OF TERMINATION AND EXTENSION OF THE AGREEMENT

6.1. The present Agreement shall become effective upon its signing by the Parties and be considered valid during 11 (Eleven) months.

The Parties agreed that the terms of the Agreement shall be applied to their relations which have arisen starting from the 1 st of March 2013.

6.2. Expiry of the present Agreement or its early termination does not release the Parties from fulfilment of obligations including monetary obligations (payment of the Subrental, public utility charges, penalties).

6.3.The Sublessee has no privilege to conclude a sublease agreement for the new term.

6.4.If upon expiry of the term of the Agreement specified in Item 6.1 of the Agreement the Sublessee keeps using the Object in the absence of objections on the part of the Sublessor, the present Agreement shall be deemed renewed on the same terms sine die.

6.5.The Sublessor shall be entitled to refuse to perform the Agreement in the following cases:

6.5.1.When the Object or any part thereof or public areas are used not in compliance with the present Agreement;

6.5.2. If the Sublessee or his visitors intentionally cause deterioration of the conditions of the Object or public areas;

6.5.3In the event that the Sublessee fails to meet the Subrental due date systematically (one or more consecutive times);

6.5.4 In the event that the Sublessee fails to comply with the provisions (two or more consecutive times), set forth in Items 2.2.6, 2.2.7, 2.2.8, 2.2.9, 2.2.13, 2.2.16, 2.2.18 or 2.2.19.

6.5.5. Субарендатор не исполняет обязанность, установленную пунктом 2.2.11 Договора;

6.5.5.The Sublessee fails to fulfil the obligation foreseen by the Item 2.2.11 of the Agreement

6.6. При наступлении случаев, указанных в пункте 6.5 настоящего Договора, Субарендодатель письменно уведомляет Субарендатора об отказе от исполнения Договора, который считается прекращенным с даты, указанной в таком уведомлении.

6.6. If events listed in Item 6.5 of the present Agreement occur, the Sublessor shall notify the Sublessee in writing of refusal to perform the Agreement which shall be deemed terminated since the date specified in such a notice.

6.7. Субарендодатель, кроме того, вправе отказаться от исполнения Договора по своему усмотрению (вне зависимости от причин), письменно уведомив об этом Субарендатора не менее, чем за 2 (Два) месяца до предполагаемой даты прекращения Договора, который считается прекращенным с даты, указанной в таком уведомлении.

Если настоящий договор возобновлен на неопределенный срок согласно п. 6.4. Договора, Субарендодатель вправе отказаться от исполнения Договора по своему усмотрению (вне зависимости от причин), письменно уведомив об этом Субарендатора не менее чем за 1 (один) месяц до предполагаемой даты прекращения Договора. Договор считается прекращенным с даты, указанной в таком уведомлении».

6.7. Furthermore, the Subessor shall be entitled to refuse to perform the Agreement at its own discretion (regardless of reasons) having notified the Sublessee of it in writing at least 2 (two) months prior to the expected date of termination of the Agreement.

If the Agreement renews on the same terms sine die by the requirements of p.6.4. of the Agreement the Sublessor shall be entitled to refuse to perform the Agreement at its own discretion (regardless of reasons) having notified the Sublessee of it in writing at least 1 (one) month prior to the expected date of termination of the Agreement

6.8. По требованию Субарендатора настоящий Договор может быть досрочно расторгнут, когда Субарендодатель не предоставляет Объект в пользование Субарендатору, либо создает препятствия пользованию Объектом в соответствии с условиями настоящего Договора.

6.8. Upon request of the Sublessee, the Agreement can be early terminated when the Sublessor does not provide the Sublessee with the Object or impedes use of the Object in accordance with the terms of the present Agreement;

6.9. При наступлении случаев, указанных в пункте 6.8 настоящего Договора, Субарендатор письменно предупреждает Субарендодателя о необходимости исполнения им обязательства в 7 (семидневный) срок, по истечении которого Субарендатор расторгает Договор в установленном порядке.

6.9. If events listed in Item 6.8 of the present Agreement occur, the Sublessee notifies the Sublessor in writing that it shall fulfil the obligations within 7 (seven) days upon expiry of which the Sublessee shall terminate the Agreement in the established manner.

7. ПРИМЕНИМОЕ ПРАВО. ПОРЯДОК РАЗРЕШЕНИЯ СПОРОВ

7. GOVERNING LAW. ARBITRATION.

7.1. Отношения между Сторонами регулируются настоящим Договором и действующим законодательством Российской Федерации.

7.1. Relations between the Parties shall be governed by the present Agreement and the current legislation of the Russian Federation.

7.2. Стороны будут стремиться разрешать все споры и разногласия, возникающие при исполнении Договора, путем переговоров.

7.3. Если указанные споры не могут быть решены путем переговоров, то они подлежат рассмотрению в Арбитражном суде г. Санкт-Петербурга и Ленинградской области в соответствии с его компетенцией, по законодательству Российской Федерации с соблюдением претензионного порядка. Срок ответа на претензию 30 (тридцать) календарных дней со дня ее получения.

7.2. The Parties shall try to settle all disputes and disagreements arising upon performance of the Agreement by means of negotiations.

7.3. If the said disputes cannot be settled by means of negotiations, they shall be settled by the Arbitration Court of Saint Petersburg and Leningrad region in accordance with its competence and the laws of the Russian Federation using the complaint procedure. The deadline for the response on the claim is 30 (thirty) days on the claim was received.

8. ПРОЧИЕ УСЛОВИЯ

8.1. Каждая из Сторон обязана соблюдать полную конфиденциальность в отношении любой информации, касающейся настоящего Договора, в соответствии с действующим законодательством Российской Федерации.

8.2. Все дополнительные соглашения, уведомления, изменяющие условия настоящего Договора, либо прекращающие его, должны передаваться заказной корреспонденцией либо курьером по адресам и реквизитам, указанным в настоящем Договоре. Уведомления считаются полученными в любом случае через 15 (пятнадцать) календарных дней с момента отправления.

8.3. Переписка между Сторонами по существу настоящего Договора с использованием факсимильных средств связи признается обеими Сторонами юридически действительной наравне с оригиналами документов. Документы, полученные в установленном настоящим пунктом порядке, могут являться доказательствами в суде.

8.4. Договор составлен в трех экземплярах, каждый из которых имеет одинаковую юридическую силу, два экземпляра хранятся у Субарендодателя, один экземпляр – у Субарендатора.

8.5. В случае выявления каких-либо расхождений между русскоязычным и англоязычным текстами Соглашения, русскоязычный текст будет иметь преимущественную силу.

8.6. Приложения к настоящему Договору, которые являются его неотъемлемой частью:

8. OTHER CONDITIONS

8.1. Each of the Parties should keep confidential in regard to any information concerning the present Agreement in accordance with the laws of the Russian Federation.

8.2. All additional agreements, notifications that change/or cancel the conditions of the present Agreement should be sent by registered mail or courier at the address and details specified in the present Agreement. All notifications should be considered received in 15 (fifteen) days after their dispatch.

8.3. Correspondence on the subject of the present Agreement between the Parties via fax shall be considered legally valid along with the original documents by both Parties. The documents received in the established in the present item manner could be the evidence in the Court.

8.4. The Agreement is executed in three copies each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.

8.5. In case of any discrepancies between the English and Russian texts of the Agreement, the Russian text shall prevail

8.6. The supplements to the present Agreement that are its integral part:

Приложение 1 - План арендуемого объекта;
Приложение 2 - Акт сдачи-приемки.

Appendix # 1 – Layout for the Leased Object
Appendix # 2 – Acceptance certificate.

9. РЕКВИЗИТЫ И ПОДПИСИ СТОРОН

СУБАРЕНДОДАТЕЛЬ: Общество с ограниченной ответственностью «Воздушные Ворота Северной Столицы
Адрес:196210, Российская Федерация, г. Санкт-Петербург, Внуковская ул. 2, Литера А
Почтовый адрес: 196210, Санкт-Петербург, а/я 74
ОГРН: 1067746535944
ИНН: 7703590927
КПП: 785050001
Банковские реквизиты для платежа на банковский счет Субарендодателя, открытый в банке на территории Российской Федерации:
Банк получателя: Филиал ОПЕРУ ОАО Банк ВТБ в Санкт-Петербурге г. Санкт-Петербург
Расчетный счет № 40702810015000004412
БИК: 044030704
Корреспондентский счет
№ 30101810200000000704 в ГРКЦ ГУ Банка России по г. Санкт-Петербургу
Банковские реквизиты для платежа на банковский счет Субарендодателя, открытый в банке вне территории РФ:
Банк-корреспондент: Citibank N.A., Moscow
БИК: 044525202, SWIFT: CITIRUMX
Банк-получателя: Citibank N/A, London
SWIFT:CITIGB2L
Номер счета Банка получателя:
№ 30111810700400003069
Наименование получателя: Northern Capital Gateway LLC, ИНН: 7703590927
Номер счета получателя: 11619772

9.2. СУБАРЕНДАТОР:

"Балтия Аир Лайнс Корпорейшн"
Юридический адрес авиакомпании: 63-25 Saunders St, Ste 7i, Rego Park, NY 11374
ИНН: 7831000027, КПП: 783501001
ОГРН: 1027800000140
Расчетный счет: 40807810832000008463
в ДО «Коммерческий департамент» ОАО «Банк Санкт-Петербург» Корреспондентский счет: 30101810900000000790 в ГРКЦ ГУ БАНКА РОССИИ ПО Г. САНКТ-ПЕТЕРБУРГУ
Телефон: 1-718-275-2300, Факс: 1-718-896-7971

9. DETAILS AND SIGNATURES OF THE PARTIES

SUBLESOR: Limited Liability Company Northern Capital Gateway
Address: 2 Vnukovskaya street, part A, Saint-Petersburg 196210, Russian Federation
Postal address: p.b. 74, Saint Petersburg, 196210
OGRN: 1067746535944
INN: 7703590927, KPP: 785050001
Bank Details for money transfer to the Sublesor onshore bank account are following:
Beneficiary bank: Филиал ОПЕРУ ОАО Банк ВТБ в Санкт-Петербурге г. Санкт-Петербург.
Beneficiary account: № 40702810015000004412
Bank Identification Code: 044030704
Correspondent account: 30101810200000000704 в ГРКЦ ГУ банка России по Санкт-Петербургу
The bank details for money transfer to the Sublesor offshore bank account are following:
Correspondent bank: Citibank N.A., Moscow
Citi Moscow`s BIK 044525202
SWIFT: CITIRUMX
Beneficiary Bank: Citibank N.A., London
SWIFT: CITIGB2L
Beneficiary bank account number:
30111810700400003069
Beneficiary Name: Northern Capital Gateway LLC, INN: 7703590927
Beneficiary Account Number: 11619772

9.2. THE LESSEE:

Baltia Air Lines, Inc.:
Address of airlines: 63-25 Saunders St, Ste 7i, Rego Park, NY 11374
INN: 7831000027, KPP: 783551001
OGRN: 1027800000140
Settlement Account: 40807810832000008463 in Commercial Department Bank "Saint Petersburg" PLS,
Loro Account: 30101810900000000790 in GRKC GU Bank Russia in Saint Petersburg
Telephone: 1-718-275-2300, Fax: 1-718-896-7971

Субарендодатель/Sublessor:
От имени ООО "Воздушные Ворота Северной Столицы" / On behalf of LLC Northern Capital Gateway:

М.П./Stamp
....
Е.Ф. Ильин/Evgeniy F. Ilyin

Субарендатор/Sublessee
От имени "Балтия Аир Лайнс Корпорэйшн" / On behalf of Baltia Air Lines, Inc.:

М.П./Stamp
И. Дмитровский / I. Dmitrowsky

Приложение 1 к договору субаренды | Appendix # 1 to the Sub-Lease Agreement

№ 216 от ______________ | № ________ of ____________________

План арендуемого объекта

Layout for the Leased Object

АВК «Пулково-2», терминал «**Прилет** – Вылет» 2 этаж, часть пом. № 551 (офис 2039)

Airport "Pulkovo-2", "**Arrival** – Departure" terminal, 1st floor, annex # 551 (офис 2039)



СУБАРЕНДОДАТЕЛЬ / SUBLESSOR:

От имени ООО "Воздушные Ворота Северной Столицы" / On behalf of LLC Northern Capital Gateway:

М.П./Stamp

....

Е.Ф. Ильин/ Evgeniy F. Ilyin

СУБАРЕНДАТОР /SUBLESSEE:

От имени "Балтия Аир Лайнс Корпорэйшн" / On behalf of Baltia Air Lines, Inc.:

М.П./Stamp

....

И. Дмитровский / I. Dmitrowsky

Приложение 2 к договору Субаренды
№ 216 от ______________

г. Санкт-Петербург
«01» марта 2013 года

АКТ СДАЧИ-ПРИЕМКИ

Нами, коммерческим директором **ООО «Воздушные Ворота Северной Столицы»** Ильиным Е.Ф.

и

Президентом **"Балтия Аир Лайнс Корпорейшн"**, И. Дмитровским

составлен настоящий Акт о том, что ООО "Воздушные Ворота Северной Столицы" передает, а **"Балтия Аир Лайнс Корпорейшн"** принимает в субаренду объект нежилого фонда – часть здания кадастровый номер 78:14:7717:63:228 (далее «**Объект**»), а именно часть помещения 1Н (№ 551), площадью 13,6 кв. метров, расположенную по адресу:

196210, г. Санкт-Петербург, ул. Стартовая, д.17, литер «Б», Аэровокзальный комплекс «Пулково-2», терминал «**Прилет**-Вылет», 2 этаж, офис № 2039.

«Объект» передается в исправном состоянии с учетом естественного износа.

Условия эксплуатации «Объекта» и размер Субарендной платы определены Договором.

Акт сдачи-приемки составлен в трех экземплярах, каждый из которых имеет одинаковую юридическую силу, два экземпляра хранятся у Субарендодателя, один экземпляр – у Субарендатора.

СДАЛ:

От имени **ООО "Воздушные Ворота Северной Столицы"** / On behalf of **LLC Northern Capital Gateway:**

М.П./Stamp

....

Е.Ф. Ильин/ Evgeniy F. Ilyin

Appendix # 2 to the Sub-Lease Agreement
__________ of ______________

Saint Petersburg
«01» March 2013 year

ACCEPTANCE CERTIFICATE

We, commercial director of **LLC Northern Capital Gateway** E. Ilyin

and

President/CEO of **Baltia Air Lines, Inc** Igor Dmitrowsky

have prepared this Acceptance Certificate confirming submission by Limited Liability Company Northern Capital Gateway and acceptance by **Baltia Air Lines, Inc** of the part of the Object of non-residental property (hereinafter referred to as the **"Object"**), cadastral number 78:7717:63:228, specifically annex 1H (# 551) of the part of the building of 13,6 square meter, located at the address:

Office 2039, 17 Startovaya street (Letter B, Airport Complex Pulkovo-2, Departure-**Arrival** terminal, first floor), St. Petersburg, Russia, 196210

The "Object" are transferred in the operable condition taking into account obsolescence.

The terms of use of the "Object" and the rent rate are determined in the Sublease Agreement.

Acceptance certificate is executed in three copies each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.

SUBMITTED BY:

От имени **"Балтия Аир Лайнс Корпорэйшн"** / On behalf of **Baltia Air Lines, Inc.:**

М.П./Stamp

....

И. Дмитровский / I. Dmitrowsky

Приложение 2 к договору Субаренды
№ 1075 от 27.09.2011

г. Санкт-Петербург
«28» февраля 2013 года

Appendix # 2 to the Sub-Lease Agreement
1075 of 27.09.2011

Saint Petersburg
«28» February 2013 year

АКТ СДАЧИ-ПРИЕМКИ

Нами, Коммерческим директором **ООО «Воздушные Ворота Северной Столицы»** Ильиным Е.Ф.

и

Президентом **"Балтия Аир Лайнс Корпорейшн"**, И. Дмитровским

составлен настоящий Акт о том, что АО "Дойче Люфтганза АГ" передает, а ООО "Воздушные Ворота Северной Столицы" принимает объект нежилого фонда – часть здания кадастровый номер 78:14:7717:63:228 (далее «**Объект**»), а именно 1Н (ч.п. 551), площадью 13,6 кв. метров, расположенную по адресу:

196210, г. Санкт-Петербург, ул. Стартовая, д.17, литер «Б», Аэровокзальный комплекс «Пулково-2», терминал «**Прилет**-Вылет», 2 этаж, офис № 2039.

«Объект» передается в исправном состоянии с учетом естественного износа.

Акт сдачи-приемки составлен в трех экземплярах, каждый из которых имеет одинаковую юридическую силу, два экземпляра хранятся у Субарендодателя, один экземпляр – у Субарендатора.

ACCEPTANCE CERTIFICATE

We, commercial director of **LLC Northern Capital Gateway** E. Ilyin

and

President/CEO of **Baltia Air Lines, Inc** Igor Dmitrowsky

have prepared this Acceptance Certificate confirming submission by Deutsche Lufthansa AG and acceptance by Limited Liability Company Northern Capital Gateway of the part of the Object of non-residental property (hereinafter referred to as the **"Object"**), cadastral number 78:7717:63:228, specifically 1H (annex 551) of the part of the building of 13,6 square meter, located at the address:

Office 2039, 17 Startovaya street (Letter B, Airport Complex Pulkovo-2, Departure-**Arrival** terminal, first floor), St. Petersburg, Russia, 196210

The "Object" are transferred in the operable condition taking into account obsolescence.

Acceptance certificate is executed in three copies each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.

СДАЛ:

От имени **"Балтия Аир Лайнс Корпорэйшн"** / On behalf of **Baltia Air Lines, Inc.:**

М.П./Stamp

И. Дмитровский / I. Dmitrowsky

SUBMITTED BY:

От имени **ООО "Воздушные Ворота Северной Столицы"** / On behalf of **LLC Northern Capital Gateway**

М.П./Stamp

Е.Ф. Ильин/ Evgeniy F. Ilyin